Exhibit 23.3
Consent of
Bedinger & Company

December 22, 2005

UpSnap, Inc.
134 Jackson Street, Suite 203,
P.O. Box 2399
Davidson, North Carolina 20836
Attention: Paul Schmidt

Gentlemen:

We hereby consent to the use in UpSNAP, Inc.’s (formerly Manu Forti Group, Inc.) transition report on Form 10-KSB and registration on Form SB-2 of our reports dated December 9, 2005, relating to the financial statements of UpSNAP, Inc. and Up2004Snap, Inc., which are contained in that transition report and registration statement.

We also consent to the reference to Bedinger & Company under the caption “Experts” in such registration statement.

Very truly yours,

Bedinger & Company Certified Public Accountants Concord, California